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                                                                    EXHIBIT 99.1



GLOBAL IMAGING SYSTEMS ANNOUNCES SENIOR SUBORDINATED NOTES OFFERING


TAMPA, Fla., February 11--Global Imaging Systems, Inc. announced today that it
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plans to offer $150 million aggregate principal amount of senior subordinated notes due 2007. If the offering is completed, Global plans to use the proceeds from the sale of the notes to repay existing indebtedness.

The notes will be offered for sale in private placements under exemptions from the registration requirements of the Securities Act of 1933. The notes will not be, and have not been, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.




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